EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Omnibus Equity Incentive Plan of SupportSoft, Inc., of our report dated January 16, 2004, with respect to the consolidated financial statements of SupportSoft, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young

Walnut Creek, California

June 14, 2004